August 14, 2017

Harte Hanks, Inc.
9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
Attn: Robert L.R. Munden, CFO and General Counsel

RE:
Credit Agreement (the “Credit Agreement”) dated as of April 17, 2017 between Harte Hanks, Inc., a Delaware corporation (“Borrower”) and Texas Capital Bank, National Association, a national banking association (“Lender”)

Dear Mr. Munden:

Lender made a loan to the Borrower pursuant to the Credit Agreement. Borrower has informed Lender that Borrower has failed to timely comply with Section 7.1(b) of the Credit Agreement by failing to file its financial reports for the quarter ended June 30, 2017 with the Securities and Exchange Commission (the “SEC”) within forty-five (45) days after the end of such fiscal quarter and provide a copy of such financial statements to Lender within such time frame. Capitalized terms used in and not otherwise defined in this letter shall have the meaning given such terms in the Credit Agreement.
Such failure constitutes an Event of Default (as defined in the Credit Agreement) under Section 10.1(d) of the Credit Agreement.
Borrower has requested that Lender waive such Event of Default retroactively to the date of the occurrence thereof. Lender hereby conditionally waives (the “Conditional Waiver”) such Event of Default as of the occurrence thereof; provided, however, unless Borrower’s quarterly report for the quarter ended June 30, 2017 is filed with the SEC by October 20, 2017 (with a copy provided to Lender within such time frame), Lender’s Conditional Waiver shall terminate and no longer be effective, and such Event of Default shall exist under the Credit Agreement.
Lender hereby reserves all of its rights and remedies set forth in the Credit Agreement (other than arising pursuant to the Event of Default described above unless the Conditional Waiver terminates). Lender’s past or future delay in exercising any rights and remedies available to Lender is not intended to be and should not be construed as (i) a waiver of rights and remedies available to Lender pursuant to the Loan Documents or applicable law, or (ii) an agreement by Lender to forbear from exercising its rights and remedies in the future.
Lender’s waiver with respect to the default shall not operate as a waiver of any other existing or future defaults or a waiver of any rights or remedies Lender has or may have under the Credit Agreement or any other Loan Document or applicable law as a result thereof or shall limit or impair Lender’s right to demand strict performance of all terms, covenants and conditions in the Loan Documents as of all other dates.
Each of the Borrower, the Pledgor under the Loan Documents and the Lender does hereby adopt, ratify and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement and each of the other Loan Documents to which it is a party is and remains in full force and effect. Each of the Borrower and the Pledgor under the Loan Documents represents and warrants, in favor of the Lender, that except as waived hereby there exists no event of default as of the date hereof under the Loan Documents and each of the representations and warranties made by it in the Loan Documents to which it is a party is true and correct, in all material respects, as of the date of its execution of this letter (except to the extent any such representations and warranties relate to a specific earlier date, in which case such representations and warranties are true and correct, in all material respects, as of such earlier date), in each case after giving effect to this waiver.
This waiver is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
Please provide your acknowledgement and agreement to the terms of this agreement by signing the space provided below. The waivers and agreements contained in this letter shall not be effective until Lender has received a fully-executed copy of this letter agreement.
Should you have any questions concerning the matters described in this letter, please contact Annalese Smolik at Lender’s office (210) 390-3804.

TEXAS CAPITAL BANK, NATIONAL
ASSOCIATION

		By:	/s/ Annalese Smolik
Annalese Smolik, Senior Vice President

cc:	William T. Johnson
Jackson Walker LLP
1401 McKinney, Suite 1900
Houston, Texas 77010

ACKNOWLEDGED AND AGREED:

BORROWER:

HARTE HANKS, INC.

By:	/s/ Robert L. R. Munden
Robert L. R. Munden
Executive Vice President,
CFO and General Counsel

Date:	August 14, 2017

PLEDGOR:

HHS GUARANTY, LLC

By:	/s/ David L. Copeland
David L. Copeland
Manager and President

Date:	August 14, 2017